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                                                                   EXHIBIT 99


               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


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IN RE PENNZOIL COMPANY          CONSOLIDATED
SHAREHOLDERS LITIGATION         C.A. Nos. 15764
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UNION PACIFIC RESOURCES
GROUP INC. and RESOURCES
NEWCO, INC.,

                Plaintiffs,

    v.                          C.A. No. 15755

PENNZOIL COMPANY et al.,

                Defendants.
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                             ORDER OF CONSOLIDATION

     It appearing that the above-captioned actions involve the same or related subject matter, and that the administration of justice would be best served by consolidating the actions,

     IT IS, this 16th day of October, 1997, ORDERED AS FOLLOWS:

     1. The above actions are hereby consolidated for all purposes, including trial.

     2. All pleadings in the consolidated action shall bear the caption of both constituent actions and, in the case of service upon plaintiffs, shall be served upon co-liaison counsel for plaintiffs in Consolidated Civil Action No. 15764 and Delaware counsel for plaintiffs in Civil Action No. 15755.

     3. All requests for the production of documents, requests for admissions, interrogatories, deposition notices and all other discovery permitted by the Rules of the


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Court of Chancery shall be served by all plaintiffs in a coordinated manner so as to avoid duplication of effort and unnecessary expense.

     4. Plaintiffs' counsel in each of the above-captioned actions shall coordinate and inform each other promptly of all communications with defendants concerning scheduling and other matters.

     5. This Court retains jurisdiction to hereafter amend or modify this Order upon its own initiative or application of any party as might be required.



                                            /s/ WILLIAM B. CHANDLER III
                                           -----------------------------
                                                      Chancellor